                                                                     EXHIBIT 5.1




                                                         File No.:  50078.000007

                                January 9, 1997

Board of Directors
WorldCorp, Inc.
The Hallmark Building
13873 Park Center Road
Suite 490
Herndon, Virginia 22071

                                WORLDCORP, INC.
                      REGISTRATION STATEMENT ON FORM S-3
                      ----------------------------------

Ladies & Gentlemen:

     We are acting as counsel for WorldCorp, Inc. (the "Company") in connection with its Registration Statement on Form S-3, as filed with the Securities and Exchange Commission, with respect to 120,000 warrants (the "Warrants") of the Company and the 120,000 shares of the Company's Common Stock issuable upon the exercise of such Warrants (the "Shares"). In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

     2. The Warrants have been (and the Shares, when issued and sold in the manner described in the Registration Statement, will be) duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Form S-3. In giving this consent, we do not admit that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                              Very truly yours,


                              Hunton & Williams